Exhibit 10.45
Execution Version

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 10th day of March, 2017, by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and (ii) ROSETTA STONE LTD., a Virginia corporation, and LEXIA LEARNING SYSTEMS LLC, a Delaware limited liability company (individually and collectively, jointly and severally, the “Borrower”).
RECITALS
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of October 28, 2014, as amended by a certain First Amendment to Loan and Security Agreement dated March 31, 2015, as further amended by a certain Second Amendment to Loan and Security Agreement dated May 1, 2015, as further amended by a certain Third Amendment to Loan and Security Agreement dated June 26, 2015, as further amended by a certain Fourth Amendment to Loan and Security Agreement dated December 29, 2015, and as further amended by a certain Joinder and Fifth Amendment to Loan and Security Agreement dated March 14, 2016 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.1.2(e) (Letters of Credit).    Section 2.1.2(e) is deleted in its entirety and replaced with the following:
“(e)    To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to a percentage (which percentage shall be determined by Bank in its sole discretion) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.”

2.2    Section 2.5(c) (Fees; Termination Fee). Subsection (c) of Section 2.5 is deleted in its entirety and replaced with the following:
“(c)    Termination Fee. Upon termination of this Agreement by Borrower for any reason (or upon the acceleration of the Obligations in accordance with Section 9.1 hereof) prior to the first anniversary of the Sixth Amendment Effective Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to one percent (1.00%) of the Revolving Line; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank;”

2.3    Section 3.2 (Conditions Precedent to all Advances). Subsections (a) and (b) of Section 3.2 are deleted in their entirety and replaced with the following:
“(a)    timely receipt of the Credit Extension request and any materials and documents required by Section 3.4;

(b)    the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”

2.4    Section 3.4 (Procedures for Borrowing). Section 3.4 is deleted in its entirety and replaced with the following:

“3.4    Procedures for Borrowing.    Subject to the prior satisfaction of all other applicable conditions to the making of an Advance (other than Advances under Sections 2.1.2) set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Eastern time on the Funding Date of the Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the provision of such notices and the requests for Advances have been approved by the Board. In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.”

2.5    Section 6.2(h) (Financial Statements, Reports, Certificates). Subsection (h) of Section 6.2 is deleted in its entirety and replaced with the following:
“(h)    a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) (i) on the first Business Day of each month and the fifteenth (15th) day of each month when a Streamline Period is note in effect and there are Advances outstanding under the Revolving Line, (ii) within thirty (30) days after the end of each month when a Streamline Period is in effect and there are Advances outstanding under the Revolving Line, and (iii) within forty-five (45) days after the end of each fiscal quarter if there are no Advances outstanding under the Revolving Line;”

2.6    Section 6.4(c) (Accounts Receivable; Collection of Accounts). Subsection (c) of Section 6.4 is deleted in its entirety and replaced with the following:
“(c)    Collection of Accounts. Each Credit Party shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account (with respect to check receipts) or such other “blocked account” as may be specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(g), all amounts received in the Cash Collateral Account shall be (i) applied to immediately reduce the Obligations when a Streamline Period is not in effect (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts), or (ii) transferred on a daily basis to the Designated Deposit Account when a Streamline Period is in effect. Borrower hereby authorizes Bank to transfer to the

Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).”

2.7    Section 6.4(e) (Accounts Receivable). Subsection (e) of Section 6.4 is deleted in its entirety and replaced with the following:
“(e)    Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit.”

2.8    Section 6.4(g) (Accounts Receivable). The following new subsection (g) is hereby inserted in Section 6.4 immediately following subsection (h) thereof:
“(g)    Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.4(c) above (including amounts otherwise required to be transferred to Borrower’s operating account with Bank when a Streamline Period is in effect) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.”

2.9    Section 6.11 (Access to Collateral; Books and Records). Section 6.11 is amended in its entirety and replaced with the following:
“6.11    Access to Collateral; Books and Records. At reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Such inspections and audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of One Thousand Dollars ($1,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

2.10    Section 6.16 (Online Banking). The following new Section 6.16 is hereby inserted immediately following Section 6.15:
“6.16    Online Banking. Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).”

2.11    Section 8.2(a) (Covenant Default). Section 8.2(a) is amended in its entirety and replaced with the following:

“(a)    Any Credit Party fails or neglects to perform any obligation in Sections 6.2 (and has failed to cure such default within three (3) Business Days), 6.3 (and has failed to cure such default within three (3) Business Days), 6.4, 6.5 (and has failed to cure such default within ten (10) Business Days), 6.6 (and has failed to cure such default within ten (10) Business Days), 6.7 (and has failed to cure such default within three (3) Business Days), 6.8, 6.11, 6.12 (and has failed to cure such default within ten (10) Business Days), 6.14 or 6.16 or violates any covenant in Section 7; or”

2.12    Section 9.2 (Power of Attorney). Section 9.2 is deleted in its entirety and replaced with the following:
“9.2    Power of Attorney.    Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable following the occurrence of an Event of Default, to: (a) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Loan Documents have been terminated. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Loan Documents have been terminated.”

2.13    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:
“Adjusted EBITDA” means (a) GAAP Net Income plus (b) Interest Expense (less interest income), (c) income tax benefit and expense, (c) depreciation, (d) amortization and (e) stock-based compensation expense, (f) other non-operating expense (less other income) (as such amount is shown on the “Other income and (expense)” line item below the operating income line in the Ultimate Parent's relevant income statement, determined in accordance with GAAP), (g) goodwill impairment, (h) the change in Deferred Revenue (excluding acquired Deferred Revenue), less (i) the change in deferred commissions, (j) any items related to the litigation with Google Inc., (k) restructuring and related wind down costs, consulting and other related costs associated with development and implementation of Borrower’s revised business strategy, severance costs and transaction and other costs associated with mergers and acquisitions, and (l) all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets (with items (k) and (l) not to exceed an aggregate amount of $6,000,000 in any trailing twelve (12) month period following the Sixth Amendment Effective Date).
“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank in Bank’s sole discretion based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report) (provided, however, Eligible Accounts with respect to clauses (b), (c), (d) and (q) shall not include Accounts in excess of ninety (90) days of invoice date to the extent the aggregate amount of such Accounts exceeds ten percent (10%) of Eligible Accounts), plus (b) during a Non-Formula Period, the Non-Formula Amount; provided, however, that Bank has the right to decrease the foregoing percentage in its good faith business judgment upon prior consultation with Borrower to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value; provided, further that in the event Bank exercises such right to decrease the foregoing percentage, such circumstance shall not in and of itself constitute a Material Adverse Change or create an inference that a Material Adverse Change has occurred.
“Immaterial Subsidiary” means (a) any Foreign Subsidiary of Ultimate Parent organized or incorporated under the laws of The People’s Republic of China, and (b) any Subsidiary which (i) for the most recent fiscal year had less than Two Million Dollars ($2,000,000) of revenues and (ii) as of the end of such fiscal year was the owner of less than Two Million Dollars ($2,000,000) of assets (or, with respect to any Subsidiary formed or acquired after the most recent fiscal year end, which has less than such amount of revenues and assets); provided that (i) at no time shall the Persons designated as Immaterial Subsidiaries have aggregate revenues for the most recent fiscal year in excess of Twenty Million Dollars ($20,000,000), (ii) for the first year following the Effective Date, the Ultimate Parent’s Japanese subsidiary, Rosetta Stone Japan Inc., shall be deemed an “Immaterial Subsidiary”, and (iii) notwithstanding the foregoing, Ultimate Parent’s Brazilian subsidiary, Rosetta Stone Ensino de Linguas Ltda, shall be deemed an “Immaterial Subsidiary” provided that such Subsidiary (a) for the most recent fiscal year had less than Two Million Dollars ($2,000,000) of revenues and (b) as of the end of such fiscal year was the owner of less than Two Million Dollars ($2,000,000) of assets.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Revolving Line Maturity Date” is April 1, 2020.

“Streamline Period” is, on and after the Sixth Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has maintained, for each consecutive day in the immediately preceding calendar month, Liquidity in an amount at all times greater than (A) from April 1st through and including August 31st of each year, Fourteen Million Dollars ($14,000,000) and (B) from September 1st through and including March 31st of each year, Seventeen Million Five Hundred Thousand Dollars ($17,500,000) (either such amount, the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Balance. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for one (1) calendar month prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date the Bank determines, in its reasonable discretion, that the Streamline Balance has been achieved, subject, however, in each such case to Bank’s reasonable determination made within a reasonable time after receipt of the relevant report that Borrower has maintained the requisite Liquidity in the relevant time periods.

2.14    Section 13 (Definitions). The preamble in the definition of Eligible Accounts set forth in Section 13.1 is deleted in its entirety and replaced with the following:
“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.12, that have been, at the option of Bank, confirmed in accordance with Section 6.4(e) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its good faith business judgment. Bank reserves the right, upon prior consultation with Borrower, at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

2.15    Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:
“Borrowing Base Report” is that certain report of the value of certain Collateral in the form attached hereto as Exhibit B.

“Credit Extension” is any Advance, any Overadvance, Letter of Credit, or any other extension of credit by Bank for Borrower’s benefit.

“Sixth Amendment Effective Date” is March 10, 2017.

2.16    Section 13 (Definitions). The following defined terms set forth in Section 13.1 are deleted in their entirety:
“Transaction Report” is that certain report of transactions and schedule of collections in the form attached hereto as Exhibit B, with appropriate insertions.

2.17    Exhibit B (Borrowing Base Report). The Transaction Report (as defined in the Loan Agreement until the date of this Amendment) appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Borrowing Base Report in the form of Exhibit B attached hereto.
2.18    Exhibit D (Compliance Certificate). The Compliance Certificate appearing as Exhibit D to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate in the form of Exhibit D attached hereto.
2.19    Exhibit E (Financial Covenants). The financial covenants set forth in Exhibit E to the Loan Agreement are deleted in their entirety and replaced with the financial covenants set forth on Exhibit E attached hereto.

3.    Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of Bank:
3.1    This Amendment shall have been duly executed and delivered by the respective parties hereto. Bank shall have received a fully executed copy hereof.
3.2    All necessary consents and approvals to this Amendment shall have been obtained by Borrower.
3.3    After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
3.4    Bank shall have received the fees costs and expenses required to be paid pursuant to Section 5 of this Amendment (including the reasonable and documented fees and disbursements of legal counsel required to be paid thereunder).
4.    Representations and Warranties. Borrower hereby represents and warrants to Bank as follows:
4.1    This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by Borrower, will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).
4.2    Its representations and warranties set forth in this Amendment, the Loan Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are (i) to the extent qualified by materiality, true and correct in all respects and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).
4.3    The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the performance of Borrower under the Loan Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of Borrower and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of Borrower or (B) constitute a violation by Borrower of any applicable material Requirement of Law.
Borrower acknowledges that Bank has acted in good faith and have conducted in a commercially reasonable manner their relationships with Borrower in connection with this Amendment and in connection with the other Loan Documents. Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.
5.    Payment of Costs and Expenses. Borrower shall pay to Bank a fully-earned, non-refundable amendment fee equal to One Hundred Twenty Five Thousand Dollars ($125,000), which fee shall be paid on the Sixth Amendment Effective Date. In addition, Borrower shall pay to Bank all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto (which costs include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by Bank).
6.    Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Southern District of the State of New York; provided, however, that nothing in the Loan Agreement as amended by this Amendment shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
7.    Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
8.    Effect on Loan Documents.

8.1    The amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Loan Agreement or of any Loan Documents or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Loan Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Borrower hereby ratifies and reaffirms its obligations under the Loan Agreement and the other Loan Documents to which it is a party and agrees that none of the amendments or modifications to the Loan Agreement set forth in this Amendment shall impair Borrower’s obligations under the Loan Documents or Bank’s rights under the Loan Documents. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Loan Agreement or any other Loan Document, to Bank as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Borrower acknowledges and agrees that the Loan Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that Borrower has no defenses to enforcement of the Loan Documents. Borrower waives any and all defenses to enforcement of the Loan Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Loan Agreement. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.
8.2    To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.
8.3    This Amendment is a Loan Document.
9.    Entire Agreement. This Amendment constitutes the entire agreement between Borrower and Bank pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Loan Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable. All references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Loan Agreement as amended hereby.
10.    Release. Borrower may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Loan Agreement or the other Loan Documents. Bank and Borrower desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus Borrower makes the releases contained in this Section 10. In consideration of Bank entering into this Amendment, Borrower hereby fully and unconditionally releases and forever discharges Bank and its directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalf (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which Borrower has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the Obligations, the Loan Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”). Borrower represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omission of the Released Parties which on the date hereof would be the basis of a claim by Borrower against the Released Parties which is not released hereby. Borrower represents and warrants that the foregoing constitutes a full and complete release of all Claims.
11.    Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BORROWER:
ROSETTA STONE LTD.
By____/s/ Thomas Pierno______________________
Name:__ Thomas Pierno ______________________
Title:__Chief Financial Officer__________________
NEW BORROWER:

LEXIA LEARNING SYSTEMS LLC

By: /s/ Sonia Galindo
Name: Sonia Galindo
Title: Manager

BANK:
SILICON VALLEY BANK
By___Will Deevy_____________________________
Name:___Will Deevy _________________________
Title:____Vice President_______________________
Each Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment. Each Guarantor hereby consents to the Amendment and agrees that the Guaranty of such Guarantor relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instruction delivered in connection herewith. Each Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in each Loan Document which such Guarantor is a party are true, accurate and complete as if made the date hereof, and all such Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

GUARANTORS:

ROSETTA STONE INC.

By: /s/ Thomas Pierno
Name: Thomas Pierno
Title: Chief Financial Officer

ROSETTA STONE HOLDINGS INC.

By: /s/ Thomas Pierno
Name: Thomas Pierno
Title: Chief Financial Officer

ROSETTA STONE INTERNATIONAL INC.

By: /s/ Thomas Pierno
Name: Thomas Pierno
Title: Chief Financial Officer

LIVEMOCHA LLC

By: /s/ Sonia Galindo
Name: Sonia Galindo
Title:     Manager

EXHIBIT B

Borrowing Base Report

[To be provided by Bank]

EXHIBIT D
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK                        Date:
FROM: ROSETTA STONE LTD. and LEXIA LEARNING SYSTEMS LLC

The undersigned authorized officer of Rosetta Stone Ltd. and Lexia Learning Systems LLC (each and together, jointly and severally, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”): (1) Each Credit party is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) each Credit Party and each of its Subsidiaries, has timely filed all required tax returns and reports, and each Credit Party and each of its Subsidiaries has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Credit Party or Subsidiary except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against any Credit Party or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.
Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly or Quarterly financial statements with Compliance Certificate	Monthly within 30 days when there are Advances outstanding; quarterly within 45 days when there are no Advances outstanding	Yes No
Annual financial statement (CPA Audited) with Compliance Certificate	FYE within 90 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Projections	FYE within 90 days	Yes No
A/R Agings & A/P Report
Bi-weekly when a Streamline Period is
not in effect and there are Advances
outstanding; monthly within 30 days
when a Streamline Period is in effect
and there are Advances outstanding;
quarterly within 45 days when there are
no Advances outstanding
Yes No
Borrowing Base Reports
Bi-weekly when a Streamline Period is
not in effect and there are Advances
outstanding; monthly within 30 days
when a Streamline Period is in effect
and there are Advances outstanding;
quarterly within 45 days when there are
no Advances outstanding
Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)
___________________________________________________________________________________________

Financial Covenants	Required	Actual	Complies

Achieve on a Quarterly Basis:
Minimum Liquidity	$12,500,000	$	Yes No
Minimum Adjusted EBITDA	*	$	Yes No
*See Exhibit E

Streamline Period	Applies
Liquidity > $14,000,000 (4/1 – 8/31)	Yes No
Liquidity > $17,500,000 (9/1 – 3/31)	Yes No

Non-Formula Period	Applies

Liquidity > $25,000,000	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
Other Matters

Have there been any amendments of or other changes to the capitalization table of the Credit Parties and to the Operating Documents of any Credit Party or any of its Subsidiaries since the date of the most recently delivered Compliance Certificate? If yes, provide copies of any such amendments or changes with this Compliance Certificate to the extent not previously delivered to Bank.
Yes	No
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
-------------------------------------------------------------------------------------------------------------------------------

ROSETTA STONE LTD. LEXIA LEARNING SYSTEMS LLC By: Name: Title:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
I.    Liquidity (Section 6.8(a))
Required: $12,500,000
Actual:

A.	Aggregate value of the unrestricted cash maintained in Deposit Accounts or Securities Accounts at Bank or its Affiliates	$
B.	Availability Amount (excluding the Non-Formula Amount from the Borrowing Base)	$
C.	Liquidity (line A plus line B)	$

Is line C equal to or greater than $12,500,000?
  No, not in compliance                          Yes, in compliance

II.    ADJUSTED EBITDA (Section 6.8(b))

Required:	Adjusted EBITDA, measured on a trailing twelve (12) month basis as of the end of each fiscal quarter during the periods specified below, of at least (loss not worse than) the following:

Quarterly Period	Adjusted EBITDA
March 31, 2017	($7,500,000)
June 30, 2017 and each fiscal quarter thereafter	($5,000,000)
Actual (for the cumulative period referenced):

A.	Net Income	$
B.	To the extent included in the determination of Net Income
	1. Interest Expense	$
	2. Income tax benefit and expense	$
	3. Depreciation expense	$
	4. Amortization expense	$
	5. Stock-based compensation expense	$

6. other non-operating expense (less other income) (as such amount is shown on the “Other income and (expense)”" line item below the operating income line in the Ultimate Parent's relevant income statement, determined in accordance with GAAP)
$
	7. Goodwill impairment	$
	8. Change in Deferred Revenue	$
	9. Change in deferred commissions	$
10. items related to the litigation with Google Inc.

11. restructuring and related wind down costs, consulting and other related costs associated with development and implementation of Borrower’s revised business strategy, severance costs and transaction and other costs associated with mergers and acquisitions (not to exceed an aggregate amount, when added to the adjustments listed in line 12, of $6,000,000 in any trailing twelve (12) month period following the Sixth Amendment Effective Date)
$

12. adjustments related to recording the non-cash tax valuation allowance for deferred tax assets (not to exceed an aggregate amount, when added to the costs listed in line 11, of $6,000,000 in any trailing twelve (12) month period following the Sixth Amendment Effective Date)

$
	13. Total Line B: The sum of lines 1 through 8 minus lines 9 through 12	$
C.	ADJUSTED EBITDA (line A plus line B)	$
Is line C at least (loss not worse than) $______________?
  No, not in compliance                          Yes, in compliance

EXHIBIT E
FINANCIAL COVENANTS
Achieve on a consolidated basis with respect to Ultimate Parent and its Subsidiaries:
(a)    Liquidity. Maintain at all times, to be certified to Bank as of the last day of each month, Liquidity equal to or greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000).
(b)    Adjusted EBITDA. Adjusted EBITDA, measured on a trailing twelve (12) month basis as of the end of each fiscal quarter during the periods specified below, of at least (loss not worse than) the following:

Quarterly Period	Adjusted EBITDA
March 31, 2017	($7,500,000)
June 30, 2017 and each fiscal quarter thereafter	($5,000,000)
2102364.6